EXHIBIT 11
                                                                   (1 of 2)

                   DDL ELECTRONICS, INC. AND SUBSIDIARIES
                     COMPUTATION OF EARNINGS PER SHARE



                                             Year Ended June 30
                                   ------------------------------------
                                   1997            1996            1995
                                   ----            ----            ----

PRIMARY EARNINGS PER SHARE:

Loss before
 extraordinary item            $(1,678,000)    $  (758,000)    $(2,366,000)
Extraordinary item                   -           2,356,000       2,441,000
                                ----------      ----------      ----------
Net income (loss)              $(1,678,000)    $ 1,598,000     $    75,000
                                ==========      ==========      ==========
Weighted average number of
common shares outstanding       23,150,071      18,180,034      15,149,968

Assumed exercise of options
 and warrants net of shares
 assumed reacquired                247,537         626,830         820,549
                                ----------      ----------      ----------
Average common shares and
 common share equivalents       23,397,608      18,806,864      15,970,517
                                ==========      ==========      ==========


Primary earnings per share:
  Loss before
   extraordinary item               $(0.07)         $(0.04)         $(0.15)
  Extraordinary item                    -             0.13            0.15
                                      ----            ----            ----
  Earnings (loss) per share         $(0.07)         $ 0.09          $   -
                                      ====            ====            ====

                                                                   EXHIBIT 11
                                                                   (2 of 2)

                   DDL ELECTRONICS, INC. AND SUBSIDIARIES
                     COMPUTATION OF EARNINGS PER SHARE


                                            Year Ended June 30
                                   ------------------------------------
                                   1997            1996            1995
                                   ----            ----            ----
FULLY DILUTED EARNINGS PER SHARE:

Loss before
 extraordinary item            $(1,678,000)    $  (758,000)    $(2,366,000)
Add back net interest
 related to convertible
 subordinated debentures           134,000         204,000         134,000
                                ----------      ----------      ----------
Loss before
 extraordinary item for
 fully diluted computation      (1,544,000)       (554,000)     (2,232,000)
Extraordinary item                   -           2,356,000       2,441,000
                                ----------      ----------      ----------
Net income (loss) for fully
 diluted computation           $(1,544,000)    $ 1,802,000     $   209,000
                                ==========      ==========      ==========


Weighted average number of
 common shares outstanding      23,150,071      18,180,034      15,149,968

Assumed exercise of options
 and warrants net of shares
 assumed reacquired under
 treasury stock method
 using period end market
 price, if higher than
 average market price              306,016         658,841       1,008,566

Assumed conversion of
 convertible subordinated
 debentures                        310,206         893,332         748,632
                                ----------      ----------      ----------
Average fully diluted shares    23,766,293      19,732,207      16,907,166
                                ==========      ==========      ==========


Fully diluted earnings
 per share:
   Loss before
    extraordinary item              $(0.07)         $(0.03)         $(0.13)
   Extraordinary item                   -              .12             .14
                                      ----            ----            ----
   Earnings (loss) per share        $(0.07)         $ 0.09          $ 0.01
                                      ====            ====            ====



            Note:  The calculated fully diluted earnings per share
                    are antidilutive for 1995.